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                                                                    EXHIBIT 11.0
                   CARDIAC CONTROL SYSTEMS, INC.
                   COMPUTATION OF LOSS PER SHARE
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- --------------------------------------------------------------
Three Months Ended June 30,               1995         1994
- --------------------------------------------------------------

PRIMARY LOSS PER SHARE:

  Net loss............................ $ (157,378)  $ (222,729)
                                       ==========   ==========
  Weighted average number
    of common shares outstanding......  1,342,819    1,207,493

  Net common shares issuable
    on exercise of certain stock
    options and warrants (a)..........       -            -
                                        ----------   ----------

  Weighted average number
    of common shares outstanding,
    as adjusted.......................   1,342,819    1,207,493
                                        ==========   ==========

  Loss per common share...............  $     (.12)  $     (.18)
                                        ==========   ==========

FULLY DILUTED LOSS PER SHARE:

  Net loss............................  $ (157,378)  $ (222,729)
                                        ==========   ==========
  Weighted average number
    of common shares outstanding,
    as adjusted per primary
    computation above.................   1,342,819    1,207,493

  Net common shares issuable
    on exercise of certain stock
    options and warrants (a)..........        -            -
                                        ----------   ----------
  Weighted average number
    of common shares outstanding,
    as adjusted.......................   1,342,819    1,207,493
                                        ==========   ==========
  Fully diluted loss per
    common share......................  $     (.12)  $     (.18)
                                        ==========   ==========
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(a) Net Common Shares issuable on exercise of outstanding stock options and warrants have not been included in the computation since inclusion thereof would have an anti-dilutive effect on the loss per Common Share.

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